                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            INSTEEL INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        NORTH CAROLINA                                          56-0674867
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

               1373 BOGGS DRIVE, MOUNT AIRY, NORTH CAROLINA 27030
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


           1994 EMPLOYEE STOCK OPTION PLAN OF INSTEEL INDUSTRIES, INC.
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 2000)
           -----------------------------------------------------------
                            (Full title of the plan)



                              HOWARD O. WOLTZ, JR.
                              CHAIRMAN OF THE BOARD
                            INSTEEL INDUSTRIES, INC.
                                1373 BOGGS DRIVE
                        MOUNT AIRY, NORTH CAROLINA 27030
                                 (336) 786-2141
            ---------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                          PROPOSED          PROPOSED
TITLE OF                                  MAXIMUM           MAXIMUM
SECURITIES             AMOUNT             OFFERING          AGGREGATE       AMOUNT OF
TO BE                  TO BE              PRICE             OFFERING        REGISTRATION
REGISTERED             REGISTERED         PER SHARE(1)      PRICE(1)        FEE(1)
----------             ----------         ------------      ---------       ------------
Common
Stock, no par value    750,000 shares     $7.84375          $5,882,812.00   $1,553.0625

----------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1), based on the average ($7.84375) of the high ($7.9375) and low ($7.75) prices of the Registrant's common stock on February 16, 2000, as reported on the New York Stock Exchange.

                                 _______________

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Insteel Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 2, 1999, filed with the Commission on December 17, 1999.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000, filed with the Commission on February 15, 2000.

                  (c) The description of the Company's Common Stock (no par value), which is incorporated by reference to the Company's Registration Statement on Form S-1 (SEC File No. 33-4929).

                  (d) The description of the Company's Rights Agreement dated April 27, 1999, between the Company and First Union National Bank, which is incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A, filed with the Commission on May 7, 1999.

                  (e) All other reports that have been filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a), above.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                  Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-61887 on Form S-8 are incorporated by reference in this Registration Statement on Form S-8.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina prescribe the conditions under which indemnification may be obtained by a present or former director or officer who incurs expenses or liability as a consequence of a legal proceeding arising out of his activities as a director of officer.

                  Mandatory Statutory Indemnification. Under the statutes, a North Carolina corporation must indemnify a director or officer who is wholly successful on the merits or otherwise in defending a proceeding in which he was involved by virtue of his being a director or officer of the corporation. This mandatory indemnification covers reasonable expenses and attorneys' fees.

                  Permissive Statutory Indemnification. A North Carolina corporation may, but is not required by statute to, indemnify its directors and officers who conduct themselves in good faith and meet a reasonable belief test regarding the challenged conduct. If he was acting in his official capacity, the director or officer must have believed the challenged conduct was in the corporation's best interest; if he was acting otherwise, he must meet the test that he reasonably believed his conduct was not opposed to the corporation's best interest. Notwithstanding those tests, however, statutory indemnification is prohibited where the individual is held liable to the corporation or where he is held liable on the basis of an improperly received personal benefit.

                  Court-Ordered Indemnification. A director or officer may enforce his or her right to mandatory indemnification and, if the court determines the individual to be entitled to the mandatory indemnification, the court must also order the corporation to pay the reasonable expenses incurred to enforce the right, including counsel fees. The statutes authorize the court to provide indemnification in any case regardless of whether the individual has met the tests applicable to permissive indemnification upon a finding that the individual "is fairly and reasonably entitled to indemnification in view of all the relevant circumstances." [G.S. 55-8-54(2)] This relief is limited to reasonable expenses when there is liability to the corporation by the individual.

                  Voluntary Indemnification. Notwithstanding the limits on statutory indemnification, a North Carolina corporation may voluntarily agree to indemnify its directors and officers by provisions in the articles of incorporation, the bylaws, a contract or a resolution of the Board of Directors against any liability, subject to the limitation that an individual cannot be indemnified on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A North Carolina corporation may, also, obtain insurance to protect its directors and officers from personal liability.

                  Exculpation of Directors from Liability. The articles of incorporation of a North Carolina corporation may exonerate directors (but not officers) from monetary liability for acts performed by them in their official capacity as directors. This exculpation may not include conduct that the director knew or believed was clearly in conflict with the best interests of the corporation, liability for unlawful distributions, transactions from which he derived an improper personal benefit or acts undertaken prior to the effective date of the adoption of the exculpation provision.

                  The Company's bylaws contain broad indemnification provisions covering both directors and officers of the Company. The Company's articles of incorporation contain the provision eliminating monetary liability of directors to the extent permitted by law. The Company has purchased insurance providing for indemnification of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following exhibits are filed as a part of this Registration Statement:

         NUMBER                             DESCRIPTION
         ------                             -----------

           4.1 Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to
                           Exhibit 3.1 of the Company's Current Report on Form 8-K, dated May 3, 1988

           4.2 Articles of Amendment to the Restated Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999

           4.3 Bylaws of the Company, as last amended April 26, 1999, which are incorporated by reference to Exhibit
                           3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999

           4.4 Rights Agreement dated April 27, 1999, between the Company and First Union National Bank, which is incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed with the Commission on May 7, 1999

           5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered

          23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5

          23.2             Consent of Arthur Andersen LLP

          24               Power of Attorney

          99 1994 Employee Stock Option Plan of Insteel Industries, Inc. (as amended and restated effective February 1, 2000)

ITEM 9.  UNDERTAKINGS.

(a)      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

                  Pursuant to the requirements of the Securities Act of 1933, Insteel Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on this 14th day of February, 2000.

                                            INSTEEL INDUSTRIES, INC.

                                            By: H. O. Woltz III *
                                                --------------------------------
                                                H. O. Woltz III
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 2000.


            H. O. Woltz III *                                             Howard O. Woltz, Jr. *
--------------------------------------------                  --------------------------------------------
Name:       H. O. Woltz III                                   Name:       Howard O. Woltz, Jr.
Title:      Director, President and                           Title:      Chairman of the Board
            Chief Executive Officer
            (principal executive officer)


            Michael C. Gazmarian *                                        Louis E. Hannen *
--------------------------------------------                  --------------------------------------------
Name:       Michael C. Gazmarian                              Name:       Louis E. Hannen
Title:      Chief Financial Officer                           Title:      Director
            (principal financial and accounting officer)


            Frances H. Johnson *                                          Charles B. Newsome *
--------------------------------------------                  --------------------------------------------
Name:       Frances H. Johnson                                Name:       Charles B. Newsome
Title:      Director                                          Title:      Director


            Gary L. Pechota *                                             W. Allen Rogers, II *
--------------------------------------------                  --------------------------------------------
Name:       Gary L. Pechota                                   Name:       W. Allen Rogers, II
Title:      Director                                          Title:      Director


            William J. Shields *                                          C. Richard Vaughn *
--------------------------------------------                  --------------------------------------------
Name:       William J. Shields                                Name:       C. Richard Vaughn
Title:      Director                                          Title:      Director


*By:       /s/ H. O. Woltz, Jr.
           ---------------------------------
 Name:     H. O. Woltz, Jr.
           ---------------------------------
           Attorney-in-Fact

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                            INSTEEL INDUSTRIES, INC.


EXHIBIT NO.                DESCRIPTION
-----------                -----------

     4.1 Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to
                           Exhibit 3.1 of the Company's Current Report on Form 8-K, dated May 3, 1988 *

     4.2 Articles of Amendment to the Restated Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 *

     4.3 Bylaws of the Company, as last amended April 26, 1999, which are incorporated by reference to Exhibit
                           3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 *

     4.4 Rights Agreement dated April 27, 1999, between the Company and First Union National Bank, which is incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed with the Commission on May 7, 1999*

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered

    23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5

    23.2                   Consent of Arthur Andersen LLP

    24                     Power of Attorney

    99 1994 Employee Stock Option Plan of Insteel Industries, Inc. (as amended and restated effective February 1, 2000)


------

 * Incorporated by reference.